Exhibit 99.1

Century Aluminum Company Announces Early Settlement Results for Tender Offer
and Consent Solicitation for Its 8.0% Senior Secured Notes due 2014

CHICAGO, IL -- 06/04/2013 -- Century Aluminum Company (NASDAQ: CENX) (“Century”) announced today that it had received, as of 5:00 p.m., New York City time, on June 3, 2013 (the “Consent Expiration”), tenders and consents from holders of 92.18% of its 249,603,550 outstanding principal amount of 8% Senior Secured Notes due 2014 (CUSIP/ISIN No. 156431AJ7/US156431AJ73) (the “Notes”) in connection with its previously announced tender offer and consent solicitation for the Notes, which commenced on May 20, 2013, and are described in the Offer to Purchase and Consent Solicitation Statement dated May 20, 2013 (the “Offer to Purchase”).
Century's obligation to accept for purchase, and to pay for, any Notes pursuant to the tender offer is subject to a number of conditions that are set forth in the Offer to Purchase. The “Total Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Consent Expiration is $1,003.75, which includes a consent payment of $30 per $1,000 principal amount of Notes. Holders tendering after the Consent Expiration will be eligible to receive only the “Tender Offer Consideration,” which is $973.75 for each $1,000 principal amount of Notes. Holders will also receive accrued and unpaid interest from the last interest payment on the Notes up to, but not including, the applicable settlement date for all of such Notes that we accept for purchase in the tender offer.
The tender offer is subject to the satisfaction of certain conditions including: (1) receipt of consents to the amendments to the Indenture from holders of a majority in principal amount of the outstanding Notes, excluding any such Notes owned by Century or certain of its affiliates, and execution of a supplemental indenture effecting such amendments, (2) completion of satisfactory financing and (3) certain other customary conditions.
The complete terms and conditions of the tender offer are set forth in the Offer to Purchase and related Consent and Letter of Transmittal sent to holders of the Notes. Copies of the Offer to Purchase and Consent and Letter of Transmittal may be obtained from the Depositary and Information Agent for the tender offer, D.F. King & Co., Inc. at (800) 431-9643 (toll-free).
Credit Suisse Securities (USA) LLC is the Dealer Manager for the tender offer. Questions regarding the offer may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) and (212) 538-2147 (collect).
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The tender offer is being made only by and pursuant to the terms of the Offer to Purchase and the related Consent and Letter of Transmittal. None of Century, the Dealer Manager or the Depositary and Information Agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offer.
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, Illinois. More information can be found at www.centuryaluminum.com.

Cautionary Statement
This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which involve known and unknown risks, uncertainties and other factors including those described from time to time in Century's filings with the Securities and Exchange Commission, including Century's Form 10-K for the year ended December 31, 2012 and Form 10-Q for the quarter ended March 31, 2013. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.

Century Aluminum Contacts:
Mike Dildine (media)
831-642-9364
Shelly Harrison (investors)
831-642-9357